Exhibit 10.2

                            STOCK PURCHASE AGREEMENT

                                 by and between

                         BIOCRYST PHARMACEUTICALS, INC.

                                       and

                         TORII PHARMACEUTICAL CO., LTD.

                               dated May 31, 1996



                           $1,500,000 of Common Stock




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                                TABLE OF CONTENTS
                                -----------------


                                                                            Page
                                                                            ----

1.   Sale of Common Stock . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.1  Sale and Issuance . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.2  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

2.   Representations and Warranties of the Company  . . . . . . . . . . . .    2
     2.1  Organization, Good Standing and Qualification . . . . . . . . . .    2
     2.2  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     2.3  Valid Issuance of Shares  . . . . . . . . . . . . . . . . . . . .    2
     2.4  Governmental Consents . . . . . . . . . . . . . . . . . . . . . .    2
     2.5  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     2.6  Compliance with Other Instruments . . . . . . . . . . . . . . . .    2
     2.7  License Agreement . . . . . . . . . . . . . . . . . . . . . . . .    3

3.   Representations and Warranties of the Investor . . . . . . . . . . . .    3
     3.1  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     3.2  Governmental Consents . . . . . . . . . . . . . . . . . . . . . .    3
     3.3  Purchase Entirely for Own Account . . . . . . . . . . . . . . . .    3
     3.4  Investment Experience . . . . . . . . . . . . . . . . . . . . . .    3
     3.5  Accredited Investor . . . . . . . . . . . . . . . . . . . . . . .    3
     3.6  Disclosure of Information . . . . . . . . . . . . . . . . . . . .    4
     3.7  Foreign Investor Representations  . . . . . . . . . . . . . . . .    4
     3.8  Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

4.   Covenants of the Investor  . . . . . . . . . . . . . . . . . . . . . .    4
     4.1  Standstill  . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     4.2  Restrictions on Acts in Concert with Others . . . . . . . . . . .    5
     4.3  Restrictions on Transfer of Shares  . . . . . . . . . . . . . . .    5
     4.4  Company Right of First Refusal  . . . . . . . . . . . . . . . . .    5
     4.5  Dissenter's Rights  . . . . . . . . . . . . . . . . . . . . . . .    6
     4.6  Voting of Shares  . . . . . . . . . . . . . . . . . . . . . . . .    6
     4.7  Affiliates also Bound . . . . . . . . . . . . . . . . . . . . . .    6

5.   Conditions of the Investor's Obligations at Closing  . . . . . . . . .    7
     5.1  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     5.2  Representations and Warranties  . . . . . . . . . . . . . . . . .    7
     5.3  License Agreement . . . . . . . . . . . . . . . . . . . . . . . .    7

6.   Conditions of the Company's Obligations at Closing . . . . . . . . . .    7
     6.1  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     6.2  Representations and Warranties  . . . . . . . . . . . . . . . . .    7




                                        i




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                                                                            Page
                                                                            ----

     6.3  Payment of Purchase Price . . . . . . . . . . . . . . . . . . . .    7
     6.4  Qualifications  . . . . . . . . . . . . . . . . . . . . . . . . .    7
     6.5  License Agreement . . . . . . . . . . . . . . . . . . . . . . . .    7

7.   Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     7.1  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . .    7
     7.2  Governing Law; Disputes . . . . . . . . . . . . . . . . . . . . .    7
     7.3  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     7.4  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     7.5  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . .    8
     7.6  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     7.7  Finder's Fee  . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     7.8  Aggregation of Stock  . . . . . . . . . . . . . . . . . . . . . .    9
     7.9  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     7.10 Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . .    9
     7.11 Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . .    9

                         BIOCRYST PHARMACEUTICALS, INC.

                            STOCK PURCHASE AGREEMENT


               THIS STOCK PURCHASE AGREEMENT is made as of the 31st day of May, 1996, by and between BioCryst Pharmaceuticals Inc., a Delaware corporation having its principal executive offices at 2190 Parkway Lake Drive, Birmingham, Alabama 35244 (the "Company"), and Torii Pharmaceutical Co., Ltd., a Japanese corporation having its principal executive offices at 3-4-1, Nihonbashi-Honcho, Chuo-Ku, Tokyo 103, Japan (the "Investor").

               WHEREAS, the Investor desires to make an equity investment in the Company through the purchase of newly issued shares of common stock of the Company, $.01 per share par value ("Common Stock"); and

               WHEREAS, the Investor further desires to collaborate with the Company and to obtain from the Company certain rights to the Company's technologies and know-how in Japan pursuant to the terms of that certain License Agreement of even date herewith (the "License Agreement").

               THE PARTIES HEREBY AGREE AS FOLLOWS:

               1.   Sale of Common Stock.
                    --------------------

               1.1  Sale and Issuance.  Subject to the terms and conditions of
                    -----------------
this Agreement, the Investor agrees to purchase at the Closing (as defined in Section 1.2) and the Company agrees to sell and issue to the Investor at such Closing, at a purchase price per share determined as set forth below, that number of shares (rounded down to the nearest whole share) of the Company's Common Stock that is equivalent in value to $1,500,000 (United States Dollars, "USD"). The shares of Common Stock to be sold hereunder are collectively referred to as the "Shares". The per share purchase price (the "Purchase Price") to be paid by the Investor for the Shares to be purchased from the Company at the Closing shall be [ * ]. The number of Shares to be issued to the Investor at the Closing shall be equal to $1,500,000 divided by the Purchase Price rounded down to the nearest Share, unless otherwise agreed by the parties in advance of the Closing.

               1.2  Closing.  The purchase and sale of the Shares shall take
                    -------
place at the executive offices of the Investor on May 31, 1996, or at such other time or other place as the Company and the Investor mutually agree upon orally or in writing (which time and place is designated as the "Closing"). At the Closing the Company shall deliver to the Investor a certificate representing the Shares purchased by the Investor against delivery to the Company by the Investor of a wire transfer according to instructions provided by the Company in immediately available funds in the amount $1,500,000 (USD).






* Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

               2.   Representations and Warranties of the Company.  The Company
                    ---------------------------------------------
hereby represents and warrants to the Investor that:

               2.1  Organization, Good Standing and Qualification.  The Company
                    ---------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               2.2  Authorization.  All corporate action on the part of the
                    -------------
Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Shares being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               2.3  Valid Issuance of Shares.  The Shares which are being
                    ------------------------
purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

               2.4  Governmental Consents.  No consent, approval, order or
                    ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for post-Closing filings as may be required under applicable state securities laws.

               2.5  Litigation.  Other than the dispute between the Company and
                    ----------
Warner-Lambert, which does not relate to any Licensed Compound, there is no action, suit, proceeding or investigation pending or currently threatened against the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

               2.6  Compliance with Other Instruments.  The Company is not in
                    ---------------------------------
violation or default of any provisions of its Composite Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

               2.7  License Agreement.  The Company has full power and authority
                    -----------------
to enter into the License Agreement and to grant the Licenses granted to Investor thereunder.

               3.   Representations and Warranties of the Investor.  The
                    ----------------------------------------------
Investor hereby represents and warrants to the Company that:

               3.1  Authorization.  The Investor represents that it has full
                    -------------
power and authority to enter into this Agreement. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies

               3.2  Governmental Consents.  With the exception of a report to be
                    ---------------------
filed by the Investor subsequent to the Closing with the Japanese Ministry of Finance, no consent, approval, order or authorization of, or notification, registration, qualification, designation, declaration or filing with any United States or Japanese governmental authority on the part of the Investor is required in connection with the consummation of the transactions contemplated by this Agreement so far as the number of Shares acquired by the Investor constitute not more than five (5) percent of all the issued Common Stock of the Company.

               3.3  Purchase Entirely for Own Account.  This Agreement is made
                    ---------------------------------
with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Shares to be received by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares.

               3.4  Investment Experience.  The Investor is an investor in
                    ---------------------
securities of companies in Japan and/or countries outside of Japan in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of its investment in the Shares.

               3.5  Accredited Investor.  The Investor is an "accredited
                    -------------------
investor" within the meaning of SEC Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "Act"), as presently in effect.

               3.6  Disclosure of Information.  The Investor acknowledges that
                    -------------------------
it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares and that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

               3.7  Foreign Investor Representations.
                    --------------------------------

               (a) The Investor acknowledges that the Shares it is purchasing are characterized as "restricted securities" under federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and under such laws and applicable regulations such securities may be resold without restriction in the United States or to United States citizens, residents or nationals or entities organized or chartered under the laws of the United States only in certain limited circumstances.

               (b) The Investor further represents to the Company that its principal place of business is at the address set forth in the first paragraph of this Agreement, and acknowledges and agrees that the Shares will not be reoffered or resold in the United States or to United States citizens, residents or nationals or entities organized or chartered under the laws of the United States in the absence of (i) compliance with the registration provisions of the Act, or (ii) a favorable opinion of counsel satisfactory to the Company that such Shares are being reoffered or resold pursuant to an exemption from the registration requirements of the Act or any applicable securities laws of any state of the United States.

               3.8  Legends.  The Investor understands that the certificates
                    -------
evidencing the Shares may bear the following legends:

               (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE TRANSFERRED TO CITIZENS, RESIDENTS OR NATIONALS OR ENTITIES ORGANIZED OR CHARTERED UNDER THE LAWS OF THE UNITED STATES OF AMERICA, UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

               (b) "THESE SECURITIES ARE SUBJECT TO A MARKET STAND-OFF AGREEMENT CONTAINED IN A STOCK PURCHASE AGREEMENT, COPIES OF WHICH MAY BE OBTAINED, UPON WRITTEN REQUEST, FROM THE SECRETARY OF THE COMPANY."

               4.   Covenants of the Investor.
                    -------------------------

               4.1  Standstill.
                    ----------

               (a)  The Investor agrees that it shall not for a period of five
(5) years from the Closing, except with the Company's prior written consent, acquire beneficial ownership of any voting securities of the Company, any securities convertible into or exchangeable for such securities, or any other right to acquire any such securities, or authorize or make a tender, exchange or other offer without the prior written consent of the Company, if the effect of such acquisition would be to increase the voting power of all voting securities of the Company then owned by the Investor or which the Investor has the right to acquire to more than ten percent (10%) of the total voting power of the Company.

               (b) The term "voting securities" shall mean any securities issued by the Company having the ordinary power to vote in the election of directors of the Company (other than securities having such power only upon the occurrence of a contingency), and "total voting power" shall mean the number of votes which may be cast in the election of directors of the Company if all such securities entitled to vote in the election of directors were present at a meeting therefor and voted.

               4.2  Restrictions on Acts in Concert with Others.  Without the
                    -------------------------------------------
Company's prior written consent, the Investor agrees that it shall not for a period of five (5) years from the Closing (a) take any action alone or in concert with any other third party (including without limitation entering into a partnership or voting trust) to affect voting control of the Company or (b) solicit proxies with respect to the Company's voting securities.

               4.3  Restrictions on Transfer of Shares.  (a)  In addition to the
                    ----------------------------------
limitations set forth in Section 3.7 hereof, for a period of five (5) years from the Closing Date (the "Five Year Lock-up Period"), the Investor shall not, without the consent of the Company, directly or indirectly, sell, offer to sell, contract to sell (including without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any of the Shares; provided, however, that the Shares will continue to be subject to such restrictions at the end of the Five Year Lock-up Period to the same extent and for the same time period as any directors or officers of the Company are so similarly restricted. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Shares held by the Investor until the end of the Five Year Lock-Up Period.

               (b) In addition to the foregoing, in no event will the Investor, without the prior written consent of the Company (which will not be unreasonably withheld) transfer Shares in transactions (i) which, directly or indirectly, results, to the best knowledge of the Investor, in any single person or group acting in concert owning or having the right to acquire voting securities with aggregate voting power of five percent (5%) or more of the total voting power of the Company or (ii) where the transferee or acquiror does not agree to be bound by the terms and conditions of this Agreement.

               4.4  Company Right of First Refusal.  After the end of the Five
                    ------------------------------
Year Lock-Up Period and any extension thereof pursuant to Section 4.3(a), in the event the Investor desires to transfer any Shares at any time, it shall first deliver a notice (the "Investor Offer Notice") to the Company which shall specify the number of Shares which the Investor desires to sell or transfer, the approximate number of the proposed purchasers or transferees, the name(s) of the proposed purchasers or transferees if known to the Investor, the price per share at which the Investor desires to sell or transfer the Shares (the "Transfer Price") and the other material terms upon which such disposition is proposed to be made. The Company shall, by notice given by the Company to the Investor within 5 business days after receipt of the Investor Offer Notice, indicate its intention to purchase all, or any portion, of the Shares specified in the Investor Offer Notice for cash at the per share Transfer Price, provided, within 30 calendar days after such notice of exercise by the Company, the Company shall provide the Investor with evidence satisfactory to the Investor (by the written commitment letter subject only to customary representations, diligence and documentation, letter of credit or otherwise) of its ability to finance the purchase of the Shares. If the Company exercises its right of first refusal hereunder, the closing of the purchase of the voting securities with respect to which such right has been exercised will take place within 60 calendar days after the Company gives notice of such exercise, which period of time shall be extended, if required, in order to comply with applicable laws and regulations. Upon exercise of the right of first refusal, the Company and the Investor shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith. To the extent the Company does not exercise its right of first refusal hereunder as specified herein, the Investor shall be free to sell any voting securities specified in the Investor Offer Notice and not elected to be purchased by the Company on terms no less favorable to the Investor than the terms specified in the Investor Offer Notice. In the event the Investor does not sell the voting securities specified in the Investor Offer Notice within 180 days after the date of the Investor Offer Notice, it shall not thereafter sell the voting securities without first offering them to the Company in the manner specified above.

               4.5  Dissenter's Rights.  The Investor further agrees that, with
                    ------------------
regard to a proposed acquisition of the Company, the Investor agrees not to exercise any appraisal or similar statutory dissenters' rights with regard to such transaction, provided that such transaction has been approved by the Company's Board of Directors and by the holders of a majority of the Company's outstanding voting securities.

               4.6  Voting of Shares.  The Investor agrees that on all matters
                    ----------------
for which holders of Common Stock are eligible to vote it shall, so long as it owns its Shares either directly or indirectly, vote (or cause to vote) all of its Shares in accordance with the recommendation of the majority of the Board of Directors of the Company.

               4.7  Affiliates also Bound.  Any reference to the Investor in any
                    ---------------------
of this Section 4 shall be deemed to include its Affiliates (as defined in Section 1.1 of the Licensing Agreement). The Investor agrees to take any action necessary, including instructing its representatives on the board of directors of its Affiliates to take any action so necessary, to ensure that its Affiliates adhere to the restrictions imposed under this Section 4; provided, however, that nothing in this Section 4 shall restrict the rights of the Investor and its Affiliates to transfer Shares to each other.

               5.   Conditions of the Investor's Obligations at Closing.  The
                    ---------------------------------------------------
obligations of the Investor under Subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

               5.1  Closing. The Closing shall have occurred on or before June
                    -------
1st, 1996.

               5.2  Representations and Warranties.  The representations and
                    ------------------------------
warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

               5.3  License Agreement.  The License Agreement shall have been
                    -----------------
executed and delivered by the parties.

               6.   Conditions of the Company's Obligations at Closing.  The
                    --------------------------------------------------
obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

               6.1  Closing. The Closing shall have occurred on or before June
                    -------
1st, 1996.

               6.2  Representations and Warranties.  The representations and
                    ------------------------------
warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               6.3  Payment of Purchase Price.  The Investor shall have
                    -------------------------
delivered the Purchase Price for each of the Shares as specified in Section 1.

               6.4  Qualifications.  All authorizations, approvals or permits,
                    --------------
if any, of any governmental authority or regulatory body of Japan or the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

               6.5  License Agreement.  The License Agreement shall have been
                    -----------------
executed and delivered by the parties, and the Investor shall have paid all amounts due upon execution thereof.

               7.   Miscellaneous.
                    -------------

               7.1  Successors and Assigns.  The terms and conditions of this
                    ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               7.2  Governing Law; Disputes.  This Agreement shall be governed
                    -----------------------
by and construed under the laws of the State of New York without regard to conflicts of law principles. All interpretations of the provisions and meaning of this Agreement shall be in English. In the event of any dispute between the parties, such dispute shall be settled in accordance with Section 15 of the License Agreement. Service may be effected by compliance with the notice provisions of paragraph 7.4 of this Agreement, or by any other means permitted by law.

               7.3  Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               7.4  Notices.  Unless otherwise provided, notices under this
                    -------
Agreement shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested, to a party at its addresses set forth below or if sent by telefax to the number specified below and confirmed by one of the foregoing methods of delivery:

If to Company:
- -------------

               BioCryst Pharmaceuticals, Inc.
               2190 Parkway Lake Drive,
               Birmingham, Alabama 35244, U.S.A.
               Attention:  President
               Fax:  205-444-4640

With a copy to:
- --------------

               Brobeck, Phleger & Harrison LLP
               1301 Avenue of the Americas
               New York, New York  10019, U.S.A.
               Attention: Richard R. Plumridge, Esq.
               Fax:  212-586-7878

If to the Investor:
- ------------------

               Torii Pharmaceutical Co., Ltd.
               3-4-1, Nihonbashi-Honcho
               Chuo-Ku
               Tokyo 103, Japan
               Fax:  81 (3) 5203-7334

               7.5  Attorneys' Fees.  If any action at law or in equity is
                    ---------------
necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               7.6  Expenses.  Each party hereto shall bear its legal and other
                    --------
expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

               7.7  Finder's Fee.  Each party represents that, with the
                    ------------
exception of the Company's arrangements with Dillon, Read & Co. Inc., it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

               7.8  Aggregation of Stock.  For the purpose of determining the
                    --------------------
Investor's rights under this Agreement, all shares of Common Stock held by the Investor either directly or indirectly shall be aggregated together.

               7.9  Severability.  If one or more provisions of this Agreement
                    ------------
are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               7.10 Entire Agreement.  This Agreement and the License Agreement
                    ----------------
supersede all proposals, oral or written, all negotiating conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom.

               7.11 Defined Terms.  Capitalized terms used herein and not
                    -------------
otherwise defined shall have the meanings assigned to such terms in the License Agreement.



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



               IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.


  BIOCRYST PHARMACEUTICALS, INC.



                                   By    /s/  Charles E. Bugg
                                       ------------------------------------
                                       Name:   Charles E. Bugg, Ph.D.
                                       Title:  Chairman, President & CEO



                                   TORII PHARMACEUTICAL CO., LTD.



                                   By    /s/  F. Tsukada
                                       ------------------------------------
                                       Name:   Fumiki Tsukada
                                       Title:  President
                                       May 31, 1996



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